Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-185853) and Form S-8 (File No. 333-178920) of Sanchez Energy Corporation of our report dated December 20, 2013 relating to the Statement of Revenues and Direct Operating Expenses of the Wycross assets acquired by Sanchez Energy Corporation from Rock Oil Company, LLC, which appears in this Current Report on Form 8-K/A.

/s/ BDO USA, LLP

Houston, Texas
December 20, 2013